Exhibit 10.1

FIFTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIFTH AMENDMENT (the “Amendment”) is made as of December 21, 2009, to the Registration Rights Agreement (the “Agreement”) between Neoprobe Corporation (the “Company”) and Platinum-Montaur Life Sciences, LLC (the “Purchaser”), dated December 26, 2007, as amended by the Amendment to Registration Rights Agreement, dated February 7, 2008, Second Amendment to Registration Rights Agreement dated April 16, 2008, Third Amendment to Registration Rights Agreement, dated July 10, 2008, and Fourth Amendment to Registration Rights Agreement, dated December 5, 2008.  Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

Recital

The Company and the Purchaser desire to amend certain provisions of the Agreement to modify the description of the Registrable Securities as to which the Company is required to file a registration statement.

Statement of Agreement

In consideration of the foregoing, and of their mutual promises contained herein, the parties agree as follows:

1.    Resale Registration.  The first sentence of Section 2(a) of the Agreement which originally stated that “On or prior to the Filing Date the Company shall prepare and file with the Commission a “resale” Registration Statement providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415,” shall be deleted in its entirety and replaced with the following: “On or prior to December 31, 2009, the Company shall prepare and file with the Commission: (a) a post-effective amendment to the registration statement on Form S-1 (file no. 333-150650) filed by the Company on May 5, 2008, providing for the de-registration of the shares of Common Stock registered thereby; and (b) a new “resale” registration statement which shall provide for the resale of (i) up to 3,600,000 shares of Common Stock issuable upon the conversion of a portion of the Company’s Amended and Restated 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Amended Series A Note”), (ii) 6,000,000 shares of Common Stock issued upon exercise of the Company’s Amended and Restated Series Y Warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $0.575 per share issued to the Purchaser (the “Amended Series Y Warrant”), (iii) 3,500,000 shares of Common Stock issuable as interest or dividends on the Amended Series A Note, the Company’s Amended and Restated 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011 (the “Amended Series B Note”), and 3,000 shares of the Company’s 8% Series A Cumulative Convertible Preferred Stock issued to the Purchaser (the “Preferred Stock”), and (iv) 2,400,000 shares of Common Stock issuable upon exercise of the Company’s Series AA Warrant to purchase 2,400,000 shares of Common Stock at an exercise price of $0.97 per share issued to the Purchaser (the “Series AA Warrant”), provided that the total number of shares of Common Stock registered does not exceed 15,500,000, for an offering to be made on a continuous basis pursuant to Rule 415. Additionally, within thirty-five (35) days of receipt from the Purchaser of written request therefor, the Company shall prepare and file with the Commission an additional “resale” registration statement providing for the resale of (i) the remaining shares of Common Stock issuable upon the conversion of the Amended Series A Note, (ii) the shares of Common Stock issuable upon the exercise of the Amended Series W Warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $0.32 per share issued to the Purchaser, (iii) the shares of Common Stock issuable upon the conversion of the Amended Series B Note, (iv) the shares of Common Stock issuable upon the exercise of the Amended and Restated Series X Warrant to purchase 8,333,333 shares of Common Stock at an exercise price of $0.46 per share issued to the Purchaser, and (v) the shares of Common Stock issuable upon conversion of the Preferred Stock, provided, however, that the Company is not required to file such additional registration statement, or may exclude shares from such additional registration statement, if it believes in good faith, based upon advice from the Commission, that application of Rule 415 would not permit registration of all or the excluded portion of such shares of Common Stock.

2.    Sole Holder.  Purchaser represents that it has not assigned or otherwise transferred any of the Registrable Securities entitled to registration rights hereunder, and that as of the date of this Amendment, it is the sole Holder of the Registrable Securities.

3.    No Other Modification.  Except as expressly modified or amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect, and each of the parties hereby ratifies and confirms the same. In the event of any conflict between the terms of the Agreement or any previous amendment to the Agreement and this Amendment, the terms of this Amendment shall govern.

4.    Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized persons as of the date first indicated above.

NEOPROBE CORPORATION

By: /s/ Brent L. Larson
  Name: Brent L. Larson
  Title: Vice-President, Finance, Chief Financial Officer
      Treasurer and Secretary

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By: /s/ Michael Goldberg
  Name: Michael Goldberg
  Title: Portfolio Manager